EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-272073, 333-236627, 333-236628, 333-151475, 333-123133, and 333-61068 on Form S-8 of our reports dated November 19, 2025, relating to the financial statements of Greif, Inc. and the effectiveness of Greif, Inc.'s internal control over financial reporting appearing in this Transition Report on Form 10-KT for the period ended September 30, 2025.

/s/ Deloitte & Touche LLP

Columbus, Ohio
November 19, 2025